EXHIBIT 21

                                    Jurisdiction of
                                   Incorporation or             Doing
              Name                   Organization            Business As
              ----                   ------------            ----------

1.   CMC Airport, Inc.                 New York                 --
2.   EquiStar Acquisition              Delaware
     Corporation
3.   EquiStar Arlington Partners,      Delaware       Arlington Hilton Hotel
     L.P.
4.   EquiStar Atlanta Company,         Delaware                 --
     L.L.C.
5.   EquiStar Atlanta GP               Delaware                 --
     Company, L.L.C.
6.   EquiStar Atlanta LP               Delaware                 --
     Company, L.L.C.
7.   EquiStar Ballston Company,        Delaware     Arlington Renaissance Hotel
     L.L.C.
8.   EquiStar Bellevue Company,        Delaware        Bellevue Hilton Hotel
     L.L.C.
9.   EquiStar Charlotte Company,       Delaware     Charlotte Sheraton Airport
     L.L.C.                                                    Plaza
10.  EquiStar Cleveland Company,       Delaware        Cleveland Holiday Inn
     L.L.C.
11.  EquiStar Colorado Company,        Delaware      Colorado Springs Sheraton
     L. L.C.                                                   Hotel
12.  EquiStar Irvine Company,          Delaware         Irvine Hilton Hotel
     L.L.C.
13.  EquiStar Latham Company,          Delaware       Georgetown Latham Hotel
     L.L.C.
14.  EquiStar Salt Lake Company,       Delaware      Salt Lake Airport Hilton
     L.L.C.
15.  EquiStar Schaumberg               Delaware      Schaumberg Radisson Hotel
     Company, L.L.C.
16.  EquiStar Somerset Company,        Delaware       Somerset Marriott Hotel
     L.L.C,
17.  Leperq Atlanta Renaissance        Delaware       Atlanta Airport Westin
     Partners, L.P.